UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2016

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9380 Judicial Drive

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 8, 2016, Sorrento Therapeutics, Inc. (“Sorrento”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Scilex Pharmaceuticals Inc. (“Scilex”) and a majority of the stockholders of Scilex (the “Scilex Stockholders”) pursuant to which, on November 8, 2016, Sorrento acquired from the Scilex Stockholders, and the Scilex Stockholders sold to Sorrento, approximately 72% of the outstanding capital stock of Scilex (the “Acquisition”). Approximately 23% of the outstanding capital stock of Scilex continues to be held by ITOCHU CHEMICAL FRONTIER Corporation following the Acquisition.

The total value of the consideration payable to the Scilex Stockholders in the Acquisition is equal to approximately $47.6 million, subject to certain post-closing adjustments (the “Adjusted Base Consideration”).

At the closing of the Acquisition (the “Closing”), Sorrento issued to the Scilex Stockholders that were accredited investors (the “Accredited Scilex Stockholders”) an aggregate of 752,481 shares (the “Closing Shares”) of Sorrento’s common stock (the “Common Stock”) based on a $6.33 per share price; provided, however, that twenty percent of the Closing Shares will be held in escrow for a period of six months, and be used, among other things, to satisfy the indemnification obligations of the Scilex Stockholders. In addition to issuing shares of Common Stock at the Closing, Sorrento paid cash in the aggregate amount of $4,840 to Scilex Stockholders that were not accredited investors in exchange for such Scilex Stockholders’ shares of the capital stock of Scilex.

The Purchase Agreement contains customary representations, warranties and covenants of Sorrento, Scilex and the Scilex Stockholders. Subject to certain customary limitations, the Scilex Stockholders have agreed to indemnify Sorrento and its officers, directors, employees and other authorized agents against certain losses related to, among other things, breaches of Scilex’s and the Scilex Stockholders’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

Under the terms of the Purchase Agreement, Sorrento agreed to provide additional consideration to the Accredited Scilex Stockholders upon the achievement of certain milestones, as follows:

(1) Upon receipt of notice from the U.S. Food and Drug Administration (the “FDA”) that the FDA has accepted Scilex’s resubmitted new drug application for ZTlidoTM for the treatment of postherpetic neuralgia (the “NDA”), Sorrento will deliver to the Accredited Scilex Stockholders a number of shares of Common Stock equal to the quotient obtained by dividing 10% of the Adjusted Base Consideration by a price (the “FDA Acceptance Price”) equal to the closing market price of one share of Common Stock, as reported by the Nasdaq Stock Market LLC (“Nasdaq”) on the date of Scilex’s receipt of the FDA notice or, if no closing price is reported for such date, the closing price on the last preceding date for which such quotation exists; provided, however, that in no event shall the FDA Acceptance Price be greater than $25.32 or less than $6.33 (in each case as adjusted, as appropriate, to reflect any stock splits or similar events affecting the Common Stock).

(2) Upon receipt of notice from the FDA that the FDA has approved the NDA for commercialization, Sorrento will deliver to the Accredited Scilex Stockholders cash and shares of Common Stock in such proportion to be determined in Sorrento’s sole discretion, with a total value equal to 80% of the Adjusted Base Consideration (the “FDA Approval Consideration”). To the extent that Sorrento elects to pay any portion of the FDA Approval Consideration in shares of Common Stock, the number of shares shall be equal to the quotient obtained by dividing (a) the portion of the FDA Approval Consideration to be paid in shares of Common Stock by (b) a price (the “FDA Approval Price”) equal to the closing market price of one share of Common Stock, as reported by Nasdaq on the date of the Scilex’s receipt of the FDA notice or, if no closing price is reported for such date, the closing price on the last preceding date for which such quotation exists; provided, however, that in no event shall the FDA Approval Price be greater than $25.32 or less than $6.33 (in each case as adjusted, as appropriate, to reflect any stock splits or similar events affecting the Common Stock). However, in no event may Sorrento make an election with respect to the FDA Approval Consideration so as to cause the total number of shares of Common Stock issued in connection with the Acquisition to exceed 4.99% of the total number of shares of Common Stock outstanding as of immediately prior to the Closing (as adjusted, as appropriate, to reflect any stock splits or similar events affecting the Common Stock), unless Sorrento has obtained stockholder approval to issue a greater number of shares.

Henry Ji, Ph.D., Sorrento’s President and Chief Executive Officer and a member of Sorrento’s Board of Directors, through one or more of his affiliated entities, and George Ng, Sorrento’s Executive Vice President, Chief Administrative Officer and Chief Legal Officer, were formerly stockholders of Scilex, held approximately 6.5% and 8.6%, respectively, of Scilex’s total outstanding capital stock and sold all of their shares of the capital stock of Scilex to Sorrento in the Acquisition on the same terms as the other Scilex Stockholders.

In connection with the Acquisition, on November 8, 2016, Sorrento and the Accredited Scilex Stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, Sorrento agreed to prepare and file one or more registration statements with the Securities and Exchange Commission (the “SEC”) for the purpose of registering for resale the Closing Shares and any additional shares of Common Stock that may be issued by Sorrento upon the achievement of milestones in accordance with the Purchase Agreement (collectively, the “Securities”).

Under the Registration Rights Agreement, Sorrento must file a registration statement with the SEC registering all of the Closing Shares for resale by no later than December 8, 2016, and Sorrento will also be required to file one or more additional registration statements registering any other Securities for resale within 30 days of the issuance thereof.

The foregoing summaries of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Registration Rights Agreement that are filed herewith as Exhibit 2.1 and 4.1, respectively.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Sorrento or its business, and should be read in conjunction with the disclosures in Sorrento’s periodic reports and other filings with the Securities and Exchange Commission.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported by Sorrento on a Current Report on Form 8-K filed with the SEC on August 8, 2016, Scintilla Pharmaceuticals, Inc., a subsidiary of Sorrento (“Scintilla”), and Scilex entered into a binding term sheet (the “Binding Term Sheet”) on August 2, 2016 setting forth the terms and conditions by which Scintilla would purchase all of the issued and outstanding equity of Scilex. Scintilla and Scilex agreed to terminate the Binding Term Sheet on November 8, 2016.

As a result of the termination of the Binding Term Sheet, notwithstanding the provisions set forth in the Binding Term Sheet, Scintilla and Scilex agreed that the $500,000 standstill payment that Scintilla made to Scilex pursuant to the Binding Term Sheet shall be deemed a loan made by Scintilla to Scilex evidenced by a promissory note, dated November 8, 2016, by and between Scintilla and Scilex (the “Note”). The Note was assigned in full by Scintilla to Sorrento on November 8, 2016, and, on November 8, 2016, following the Closing, the Note was repaid by Scilex in full.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on November 8, 2016, Sorrento completed the acquisition of approximately 72% of the outstanding capital stock of Scilex pursuant to the Purchase Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01 in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Closing Shares were offered and sold to the Accredited Scilex Stockholders on November 8, 2016 in a transaction exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Accredited Scilex Stockholders represented that such Accredited Scilex Stockholder was an “accredited investor,” as defined in Regulation D, and was acquiring the Closing Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Closing Shares have not been registered under the Securities Act and the Closing Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of Sorrento.

Item 8.01.	Other Events.

On November 8, 2016, Sorrento issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed with the Securities and Exchange Commission no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed with the Securities and Exchange Commission no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1+	Stock Purchase Agreement, dated November 8, 2016, by and among Sorrento Therapeutics, Inc., Scilex Pharmaceuticals Inc., the stockholders of Scilex Pharmaceuticals Inc. party thereto and SPI Shareholders Representative, LLC, as representative of the stockholders of Scilex Pharmaceuticals Inc. party thereto.

4.1	Registration Rights Agreement, dated November 8, 2016, by and among Sorrento Therapeutics, Inc. and the persons party thereto.

99.1	Press release, dated November 8, 2016.

+	Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: November 8, 2016	By:	/s/ Henry Ji, Ph.D.
		Name:	Henry Ji, Ph.D.
		Title:	President and Chief Executive Officer